CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 31, 2002, accompanying the consolidated financial statements included in the 2003 Annual Report of Synergy Financial Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Synergy Financial Group, Inc. on Forms S-8 (File No. 333-105633, effective May 29, 2003; File No. 333-105631, effective May 29,
2003).

                                                Fontanella and Babitts


March 29, 2004